Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts first quarter 2022 financial results

WILMINGTON, Del., April 26, 2022 — Navient (Nasdaq: NAVI), a leader in technology-enabled education finance and business processing solutions, today posted its 2022 first quarter financial results. The complete financial results release is available on the company’s website at Navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a conference call tomorrow, April 27, 2022, at 8 a.m. ET, hosted by Jack Remondi, president and CEO, and Joe Fisher, CFO.

To access the conference call, dial 866-902-5851 (USA and Canada) or 213-660-0556 (international) and use access code 1959079 starting at 7:45 a.m. ET. The live audio webcast, supplemental financial information, and presentation slides used during the call will be available no later than the call’s start time.

A replay of the conference will be available approximately two hours after the call’s conclusion through May 11, 2022, at navient.com/investors or by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 1959079.

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About Navient

Navient (Nasdaq: NAVI) provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success. Our customer-focused, data-driven services deliver exceptional results for clients in education, health care and government. Learn more at navient.com.

Contact:

Media:    Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investor: Nathan Rutledge, 703-984-6801, nathan.rutledge@navient.com

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